UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 30, 2012 (November 27, 2012)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	20-0937461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Gratiot Road, Suite One Saginaw, MI	48609
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS.

            On November 27, 2012, HPIL Holding’s wholly owned subsidiary, HPIL Art&Culture Inc. (“HPIL AC”), entered into a Cooperation Agreement (the “Agreement”) with World Traditional Fudokan Shotokan Karate-Do Federation (“W.T.F.S.K.F.”), a worldwide karate federation.  According to the Agreement HPIL AC and  W.T.F.S.K.F. (the “Party” or collectively the “Parties”) agree to develop and cooperate to expand projects between the Parties beginning on November 27, 2012.  The term of the Agreement is two (2) years unless terminated by either Party with thirty (30) days written notice of termination.

            The Parties have agreed to work collectively on projects without a stated compensation formula until profitable projects can be developed.  Each of the Parties will pay their own expenses associated with the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: November 30, 2012	By: Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary